Exhibit 99.1

JUNIPER NETWORKS ANNOUNCES PRICING OF SENIOR NOTES OFFERING

SUNNYVALE, Calif. —December 3, 2020 —Juniper Networks, Inc. (NYSE: JNPR) (“Juniper”), a leader in secure, AI-driven networks, has priced an underwritten public offering of $400 million of 1.200% Senior Notes due 2025 (the “2025 Notes”) and $400 million of 2.000% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”). The offering is expected to close on December 10, 2020, subject to the satisfaction of customary closing conditions. The 2025 Notes were issued at 99.976% of par value, bear interest at an annual rate of 1.200% and will mature on December 10, 2025. The 2030 Notes were issued at 99.811% of par value, bear interest at an annual rate of 2.000% and will mature on December 10, 2030.

Juniper estimates that the net proceeds of the sale of the Notes, after deducting the underwriter discount and estimated offering expenses payable by Juniper, will be approximately $792.4 million. Juniper expects to use the net proceeds from the offering of the Notes, together with cash on hand, to purchase all of its outstanding 4.500% Senior Notes due 2024 and 4.350% Senior Notes due 2025 (collectively, the “Existing Notes”) that are accepted for purchase pursuant to a tender offer announced by Juniper on December 3, 2020. To the extent that any of the outstanding Existing Notes are not tendered and accepted in the tender offer, Juniper expects to redeem all such Existing Notes remaining outstanding after the tender offer is completed.

Barclays, J.P. Morgan, Wells Fargo Securities, BofA Securities and Citigroup are acting as joint book-running managers for the offering, and Credit Suisse, HSBC and Mizuho Securities are acting as co-managers for the offering.

The offering of the Notes was made under an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). A copy of the prospectus supplement and accompanying prospectus relating to the offering of the Notes will be filed with the SEC and may be obtained at no cost by visiting the EDGAR database on the SEC's website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus relating to the offering of the Notes may be obtained, when available, by contacting Barclays at (888) 603-5847 (toll-free), J.P. Morgan at (212) 834-4533 or Wells Fargo Securities at (800) 645-3751 (toll-free).

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities (including, without limitation, any notes subject to the tender offer announced on December 3, 2020) and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding the intended use of the proceeds from and expected closing date of the Notes offering. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “intend,” “will,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those suggested by the forward-looking statements, including general economic and political conditions globally or regionally; risks related to the offering of the Notes; and those additional risks and factors discussed in reports filed with the SEC by us from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

About Juniper Networks

Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world.

Juniper Networks, the Juniper Networks logo and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Investor Relations:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net